                                                                    Exhibit 4.10


          AMENDMENT AND WAIVER, dated as of July 24, 2001 (this "Amendment and
                                                                 -------------
Waiver"), to the Amended and Restated Registration Rights Agreement, dated as of
------
April 7, 1988 (as may be further amended, supplemented or otherwise modified from time to time, the "Registration Rights Agreement"), among ARAMARK
                        -----------------------------
Corporation, a Delaware corporation, and its successors (the "Company"), and the
                                                              -------
persons listed on the Schedule I attached to the Registration Rights Agreement.

                                  WITNESSETH:

          WHEREAS, the Company is proceeding with a reorganization (the "Reorganization") pursuant to which the Company shall, inter alia, merge into a
 --------------
wholly owned subsidiary ("New ARAMARK");
                          -----------

          WHEREAS, the holders of Class A Stock shall receive in the merger shares of registered, freely transferable Class A Common Stock of New ARAMARK;

          WHEREAS, New ARAMARK intends to commence an initial public offering of its Class B Common Stock substantially contemporaneously with the Reorganization (the "IPO");
      ---

          WHEREAS, the Company and the holders of Registrable Common Stock are parties to the Registration Rights Agreement, which provides that the holders of Registrable Common Stock have certain registration rights;

          WHEREAS, pursuant to the definition of Registrable Common Stock and Holder set forth in the Registration Rights Agreement, the Class A Stock of the Company will no longer constitute Registrable Common Stock upon completion of the Reorganization, but the parties hereto wish to ensure that no ambiguities exist with respect to the termination of such rights under the Registration Rights Agreement;

          WHEREAS, in accordance with the Registration Rights Agreement, the Class A Stockholders agree to waive and terminate the registration rights set forth in the Registration Rights Agreement and the Company has agreed to such amendment and waiver, in each case, upon the terms and subject to the conditions set forth herein.

          NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and to induce the Company to proceed with the Reorganization and the IPO, the Company and the Class A Stockholders hereby agree as follows:

          1.  Defined Terms. Capitalized terms used herein and not otherwise
              -------------
     defined shall have the respective meanings set forth in the Registration Rights Agreement.

              "Class A Stockholders" means the holders of shares of Class A
               --------------------
     common stock of the Company from time to time or as of the date of this Amendment and Waiver, as the context may require.

              "Waiver Termination Date" means March 1, 2002.
               -----------------------

          2.  Waiver.  Subject to Section 4 of this Amendment and Waiver, the
              ------
Class A Stockholders hereby irrevocably and unconditionally waive their registration rights as set forth in Sections 2.1 through and including 2.5 and Sections 3.1, 3.2 and 3.4 (collectively, the "Waived Provisions") of the Registration Rights Agreement.

          3.  Termination.  The Registration Rights Agreement, including but not
              -----------
limited to the Waived Provisions, shall be terminated in all respects upon the completion of the Reorganization and the IPO.

          4.  Effectiveness.  This Amendment and Waiver shall become effective
              -------------
on the date first above written, but shall, except for Sections 5 and 6 of this Amendment and Waiver, terminate on the Waiver Termination Date if the IPO has not been effectuated before the Waiver Termination Date, in which event the Waived Provisions of the Registration Rights Agreement shall again become fully and legally binding between the parties hereto as of the Waiver Termination Date. Sections 5 and 6 hereof shall survive the termination of this Amendment and Waiver, if any.

          5.  Confidentiality.  The Class A Stockholders shall not disclose this
              ----------------
Amendment and Waiver nor any of its items of substance, directly or indirectly, to any other person (including, without limitation, lenders, underwriters, placement agents, or advisors or any similar persons) except (a) to the officers, agents and advisors of such Class A Stockholders who are directly involved in the consideration of this matter or (b) as may be compelled in a judicial or administrative proceeding or as otherwise required by law (in which case the Class A Stockholders shall promptly inform the Company thereof). To the extent that the Class A Stockholders inform their officers, agents and advisors in accordance with the foregoing, such persons shall be informed of the confidential nature of such information and the relevant Class A Stockholder shall be liable for any breach of this agreement by such person.

          6.  Miscellaneous.  (a)  Each of the parties to this Amendment and
              -------------
Waiver shall bear its own costs and expenses incurred in connection with this Amendment and Waiver.

              (b) This Amendment and Waiver may be executed by the parties hereto on one or more counterparts, and all of such counterparts shall be deemed to constitute one and the same instrument. This Amendment and Waiver may be delivered by facsimile transmission of the relevant signature pages hereof.

              (c) THIS AMENDMENT AND WAIVER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE.
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                                                                               3

          IN WITNESS WHEREOF, the parties hereto have caused this Amendment and Waiver to be executed and delivered by their duly authorized officers on the date first above written.

                              ARAMARK CORPORATION


                              By:  /s/   Donald S. Morton
                                   ----------------------
                                   Name:  Donald S. Morton
                                   Title: Vice President

                              AMERITRUST CO., TTEE, GEORGE GUND
                              1959 TRUST C-2


                              By:  /s/   Karen M. Potopsky
                                   ------------------------
                                   Name:  Karen M. Potopsky
                                   Title: Vice President

                              AMERITRUST CO., TTEE, GEORGE GUND
                              1959 TRUST C-1


                              By:  /s/   Karen M. Potopsky
                                   ------------------------
                                   Name:  Karen M. Potopsky
                                   Title: Vice President

                              GORDON GUND/GRANT GUND TRUST
                              10/1/1978


                              By:  /s/   Llura L. Gund
                                   ------------------------
                                   Name:  Llura L. Gund
                                   Title: Trustee

                              GORDON GUND/ZACHARY GUND TRUST
                              10/1/1978


                              By:  /s/   Llura L. Gund
                                   -------------------
                                   Name:  Llura L. Gund
                                   Title: Trustee